Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio (the "Portfolios"), each a series of Cash Account Trust, in the Premier Money Market Shares Prospectus, the Cash Account Trust- Service Shares Prospectus, the Institutional Money Market Shares Prospectus, Institutional Select Money Market Shares Prospectus, the Scudder Tax-Exempt Cash Institutional Shares Prospectus, the Scudder Tax-Exempt Cash Managed Shares Prospectus, and the Premium Reserve Money Market Shares Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Service Shares, Premium Reserve Money Market Shares, Premier Money Market Shares, Institutional Money Market Shares & Institutional Select Money Market Shares, and Scudder Tax-Exempt Cash Institutional Shares & Scudder Tax-Exempt Cash Managed Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 33-32476) of our reports dated June 20, 2003 with respect to the financial statements and financial highlights of the Portfolios included in Cash Account Trust - Service Shares Annual Report, Premier Money Market Shares Annual Report, Premium Reserve Money Market Shares & Institutional Money Market Shares Annual Report, Institutional Select Money Market Shares Annual Report and Scudder Tax-Exempt Cash Institutional Shares & Tax-Exempt Cash Managed Shares Annual Report, each dated April 30, 2003.



/s/Ernst & Young LLP
Boston, Massachusetts
July 25, 2003